EXHIBIT 10.25


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                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of the 24th day of August, 1999, by and between EARL REFSLAND a resident of Missouri ("Executive") and ALLIED HEALTHCARE PRODUCTS, INC., a Delaware corporation, for itself and on behalf of any of its current or future subsidiary corporations (collectively referred to in this Agreement as the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Company is engaged in the business of designing, manufacturing and distributing a variety of respiratory products used in the health care industry in a wide range of hospital and alternate site settings, including, but not limited to, sub-acute care facilities, home health care and emergency medical care (the "Business");

     WHEREAS, the Company desires to employ Executive, and Executive desires employment with the Company, in accordance with and only on the terms, conditions and covenants set out in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants, and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Company and Executive agree as follows:

     1. Term. The term of Executive's employment with the Company begins on September 13th, 1999, or on such earlier date as the parties may hereafter mutually agree (hereinafter the "Effective Date"), and will continue through and including the fourth anniversary thereafter (as the same may be extended or renewed by mutual agreement, the "Expiration Date"), unless Executive's employment is earlier terminated as hereinafter provided (the period from the Effective Date to the Expiration Date or any such earlier date in which Executive's employment is terminated pursuant to the provisions of this Agreement is referred to herein as the "Term").

     2. Duties of Executive. During the Term, Executive shall serve as the Chief Executive Officer and President of the Company, and shall have, subject to the directives of the Board of Directors of the Company (the "Board"), supervision and control over, and responsibility for, the general management and operation of the Company, and shall have such other powers and duties as may from time to time be prescribed by the Board. Executive shall devote his full working time and best efforts, skill and attention to the Business and interests of the Company. Executive shall follow and act in accordance with all policies established by the Company from time to time. During the Term, Executive shall not actively engage in or be involved in any business activities other than on behalf of the Company unless prior written consent is provided by the Board; provided, however, Executive may continue to serve as Chairman of Andros
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Technologies,  Inc.,  provided such position does not involve active management, may serve as a director of other organizations with the prior consent of the Company, such consent not to be unreasonably withheld, and may engage in such charitable endeavors and/or other passive ownership activities, provided such activities do not, whether individually or in the aggregate, materially interfere with Executive's duties hereunder. In addition, during the Term, the Company agrees to use reasonable efforts to cause Executive to be nominated to the Board.

     3. Compensation. As consideration for the services rendered by Executive pursuant to this Agreement, the Company agrees to pay to Executive an initial salary at the rate of Two Hundred Eighty Thousand Dollars ($280,000) per year for the first year of the Term ("Annual Salary"), which amount shall be payable in accordance with the Company's normal payroll practices in effect from time to time. Executive's annual salary for the remainder of the Term will be determined at the sole discretion of the Board, but in no event will Executive's annual salary be reduced below the initial annual salary amount stated herein. All payments of compensation will be subject to normal employee withholding and all other applicable tax deductions.

     4. Fringe Benefits. During the Term, Executive may participate in the fringe benefit programs that may generally be made available by the Company to management level employees of the Company from time to time (collectively, "Fringe Benefits"). Executive's participation in the Fringe Benefits offered by the Company shall be in accordance with the participation guidelines that the

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Company may establish from time to time and may require a financial contribution by  Executive.

     5.     Other  Compensation.

          (a)     Incentive  Compensation.  Commencing  on  and  after the first
                  -----------------------
anniversary of the Effective Date, Executive shall be entitled to receive, in addition to his Annual Salary, such incentive compensation payments as the Board, in its sole discretion, may determine appropriate or necessary.

          (b)     Stock Options.  Concurrently herewith, the Company is granting
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Executive the right and option to acquire 542,000 shares of the Company's common stock,  $.01  par  value,  at  a  price  per  share  equal  to $2.00 (the "Stock
Options").   Stock  Options  shall vest at a rate of six and one-quarter percent
(6.25%) per three (3) month period, commencing three (3) months after the Effective Date, and on each three (3) month anniversary thereafter, and any non-vested Stock Options shall not be exercisable. Such Stock Options are subject to the provisions and conditions more particularly set forth in that certain 1999 Incentive Stock Plan dated July 15, 1999 (the "Plan") and the letter from the Company granting such Stock Options in substantially the form attached hereto as Exhibit A and incorporated herein by this reference. The
                      ----------
Stock Options shall immediately vest upon the occurrence of a Change of Control (as hereinafter defined), the termination of Executive's employment by the Company without Cause (as hereinafter defined), the death or Disability (as hereinafter defined) of Executive, the termination of Executive's employment by Executive for Good Reason (as hereinafter defined), or the payment by the Company of any cash dividends in respect of its issued and outstanding common stock.

          (c)     Perquisites.   The  Company  agrees that: (i) during the Term,
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the  Company  shall  furnish  to  the Executive an automobile of a type mutually acceptable to the Company and the Executive and the Company shall pay all of the expenses for gasoline, insurance, maintenance and repairs for such automobile, and (ii) at such time, and for so long as, the Board, in its discretion, determines necessary or appropriate, the Company will pay the monthly assessment and/or other monthly charges of the Executive for his existing membership in Algonquin Golf Club.

          (d)     Vacations.  During  the  Term, the Executive shall be entitled
                  ---------
to  four  (4)  weeks  of  vacation  for  each  year  of  employment.

     6. Expenses. The Company agrees to directly pay or reimburse Executive for necessary and reasonable travel, entertainment and other business expenses actually incurred by Executive in connection with Executive's duties hereunder and approved by the Company pursuant to the Company's existing practices. The Company shall reimburse Executive for such approved business expenses within a reasonable time after submission by Executive of true and correct supporting documentation as may be required by the Company.

     7.     Confidentiality.  Executive  acknowledges  and  agrees  that:

          (a) Executive has created and will continue to create, has and will continue to have access to, and has received and will continue to receive information, documents, and materials of a confidential and proprietary nature to the Company and which may contain trade secrets of the Company or the Company's customers, including, without limitation, designs, drawings, formulas, plans, financial information, processes, methods, customer lists, prospective customers and other prospects, business plans and other information (collectively, "Confidential Information"), which would not have been or be disclosed to Executive except for Executive's employment with the Company.

          (b) Executive hereby acknowledges and agrees that Confidential Information is an asset of the Company, is of a confidential nature and is not generally known to the public, and, in order to protect and preserve the goodwill of the Company, must be kept strictly confidential and used only in the conduct of the Company's business from time to time.

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          (c)     Executive  hereby  agrees that during his lifetime he will not disclose or reveal in any manner whatsoever any of the Confidential Information to any third party, except in the course of and during Executive's employment
with  the Company.   Executive shall not use any of the Confidential Information in any manner for his own benefit or for the benefit of any other person or entity.

          (d) Executive will promptly return to the Company all written or recorded Confidential Information, including all copies and reproductions thereof in Executive's possession or under Executive's control, upon the earlier of the Company's request or upon the termination of Executive's employment with the Company. At such time, Executive shall also give the Company all notes, summaries and analyses prepared by Executive which relate to or include Confidential Information.

     8. Survival of Confidentiality Provisions. Executive acknowledges and agrees that the provisions of paragraph 7 herein will survive the termination of Executive's employment hereunder and will continue in full force and effect during and throughout Executive's lifetime.

     9. Covenants Against Competition and Solicitation. Executive covenants and agrees that, at all times while he is employed by the Company hereunder and for a period of two (2) years after the effective date of the termination of Executive's employment (whether or not such occurs after the Term of this Agreement), he will not, directly or indirectly, in association or in combination with any other person or entity, as an officer, director or shareholder of a corporation, as a member or manager of a limited liability company, or as an employee, agent, independent contractor, consultant, advisor, joint venturer, partner or otherwise, whether or not for pecuniary benefit, whether or not alone or in association with any person or entity:

          (a) Carry on, be engaged in, concerned or take part in, or render services, advise or lend money to any person or entity engaged in the Business currently engaged in by the Company or any business in which the Company may engage while Executive is employed by the Company hereunder; provided, however,
                                                              --------- --------
and notwithstanding the foregoing, after the Executive is no longer employed with the Company, Executive may carry on, be engaged in, concerned or take part in, or render services, advise or lend money to any person or entity engaged in the business of manufacturing respiratory products which do not compete, directly or indirectly, in any manner with any product or service of the Company which, individually or in the aggregate, generated gross revenues to the Company in excess of Five Hundred Thousand Dollars ($500,000) as of the effective date of Executive's termination of employment with the Company.

          (b) Engage in or own, in whole or in part, manage, provide financing to, operate or otherwise carry on the business of designing, manufacturing and distributing respiratory products used in the health care industry and which, individually or in the aggregate, generated annual gross revenues to the Company in excess of Five Hundred Thousand Dollars ($500,000), except: (i) in the course of Executive's performance of his duties during his employment and then only for the benefit of the Company; and (ii) as a holder of less than 1% of the stock of any corporation whose securities are traded on a national securities exchange.

          (c) Solicit, assist the solicitation of, or encourage any employee or independent contractor of the Company to terminate or otherwise modify that person's or entity's employment with or retention by the Company for the purpose of encouraging that person or entity to become employed or retained by any other person or entity unrelated to the Company.

          (d) Solicit, assist the solicitation of, or encourage any person or entity who was a customer of the Company within the one (1) year period immediately preceding the date as of which Executive's employment is terminated hereunder, to: (i) provide the same or similar services as provided by the Company in competition with the Company; (ii) modify in any manner that person's or entity's business relationship with the Company; or (iii) modify the terms or reduce the volume of business which that person or entity transacts with the Company.

          (e) The geographic scope of the covenants contained in subparagraphs (a) and (b) above shall extend to any state, county, municipality or other locality within or without the United States wherein the Company sold or actively attempted to sell products which, individually or in the aggregate, generated annual gross revenues to the Company in excess of Five Hundred Thousand Dollars ($500,000) at anytime during Executive's employment hereunder.

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          (f)     If  Executive  terminates  his employment with the Company for
Good Reason (other than and excluding on account of a Change of Control), and irrevocably and unconditionally waives, in writing, his right to the payment and other benefits set forth in Section 12(d) hereof, then the covenants contained in this Section 9 shall terminate.

     10. Discoveries and Inventions. Executive agrees that all developments, discoveries and inventions relating to the Company's Business
(collectively referred to as the "Inventions") which Executive conceives or makes while employed by the Company shall be the exclusive property of the Company whether the Company, in its sole discretion, decides to pursue or not to pursue a patent, copyright, trademark, service mark or other registered embodiment of any kind of any country for such Invention. Whenever requested by the Company, whether during or subsequent to Executive's employment with the Company, Executive shall execute patent applications and other instruments considered necessary by the Company to apply for and obtain patents of the United States and foreign countries covering any such developments, discoveries or inventions. Executive agrees to assign, and does hereby assign to the Company, all title, interest and rights, including intellectual property rights, in and to any and all Inventions, and Executive agrees to assign to the Company any patents or patent applications arising from any such Inventions, and agrees to execute and deliver all such assignments, patents, patent applications and other documents as the Company may direct. Executive agrees to cooperate fully with the Company, both during and after Executive's employment with the Company is terminated, to enable the Company to secure and maintain rights in any such Inventions in any and all countries. Without limiting the foregoing, Executive hereby acknowledges that all works of authorship or invention which relate in any manner to the Company's Business which are developed or written during the term of Executive's employment with the Company are "works made for hire". Accordingly, Executive agrees to assign, and does hereby assign to the Company, any and all copyright rights and all other rights and all material prepared by Executive during the term of Executive's employment which relate to the Business of the Company.

     11. Employer's Remedy. Executive acknowledges and agrees that the covenants set forth in paragraphs 7, 8, 9 and 10 are necessary to protect the Company's legitimate business interests, including, without limitation, the Company's strong interest in the Confidential Information and Inventions and the Company's strong interest in maintaining an undisrupted work place. Executive acknowledges and agrees that the covenants are reasonable in scope, area, and duration, particularly in light of Executive's responsibilities and the international scope of the Company's business. Executive acknowledges that the services to be rendered by him in accordance with the provisions of this Agreement are of a special and unique character, and that the restrictions and obligations on his activities as contained in paragraphs 7, 8, 9 and 10 are reasonable and are required for the Company's protection. Executive hereby agrees that if he violates any of the provisions contained in paragraphs 7, 8, 9 and 10, the Company may seek, at law or in equity, damages without regard to paragraph 13 herein. The Company may also seek, without regard to paragraph 13 herein, to enjoin Executive from engaging in any activity in violation of this Agreement. All rights and remedies of the Company hereunder, at law or in equity, are cumulative in nature and will in no way be, or be deemed to be, the exclusive rights and remedies of the Company. If any court finds that the restrictions set forth in paragraphs 7, 8, 9 and 10 are unreasonable, this Agreement will be interpreted to include the restrictions contained herein to the extent such restrictions are permissible under law, giving effect to the intent of the parties that the restrictions contained herein shall be effective to the fullest extent possible.

     12.     Termination  of  Employment.

          (a)     Termination By Company without Cause.   The Company shall have
                  ------------------------------------
the right to terminate Executive's employment hereunder without Cause (as defined below) upon providing Executive with written notice thereof. Any such termination of employment shall be effective on the date specified in such notice, or if no date is specified, then upon receipt by Executive of such notice. In the event of any such termination of employment, (i) the Company shall continue to pay to Executive, for the period (the "Continuation Period") beginning on the effective date of such termination of employment and ending two
(2) years after the effective date of such termination of employment, an amount per month equal to one-twelfth of Executive's then Annual Salary during the

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Continuation  Period in accordance with the provisions of Section 3 hereof; (ii)
throughout the Continuation Period, Executive shall be entitled to continued participation under all Fringe Benefit programs in which he participates in accordance with the terms thereof to the extent such participation is allowed pursuant to the terms thereof and applicable law with no increase in any amounts payable by the Company with respect thereto as a result of Executive no longer being employed by the Company, or if Executive is not allowed continued participation pursuant to the terms thereof and applicable law, then under another reasonably equivalent plan providing for the same or similar coverage but with no increase in any amounts payable by the Company with respect thereto as a result of Executive no longer being employed by the Company; (iii) the Company shall pay to Executive his unpaid Annual Salary, if any, earned prior to the effective date of the termination of Executive's employment in accordance with the Company's normal policies for same; (iv) the Company shall pay to Executive any incentive compensation payments to which Executive is entitled as of the effective date of the termination of Executive's employment in accordance with the Company's normal policies for same; and (v) the Company shall pay to Executive any business expenses remaining unpaid on the effective date of the termination of Executive's employment for which Executive is entitled to be reimbursed under Section 6 of this Agreement; provided, however,that without
                                                  --------  --------
limiting any other remedy available hereunder, such payments shall immediately terminate upon a breach or violation by Executive of the provisions of Sections 7, 8, 9 or 10 hereof and, in such event, the Company shall be entitled, in addition to any other remedies it may have, to reimbursement from Executive of the amount paid by the Company to Executive during the Continuation Period pursuant to subparagraph (i) above.

          (b)     Termination by Company for Cause.   The Company shall have the
                  ---------------------------------
right to terminate Executive's employment hereunder for Cause (as defined below) upon providing Executive with written notice thereof. Any such termination of employment shall be effective on the date specified in such notice, or if no date is specified, then upon receipt by Executive of such notice. In the event of such termination of employment, the Company shall pay to Executive (i) his unpaid Annual Salary through the effective date of such termination of employment, and (ii) any business expenses remaining unpaid on the effective date of such termination of employment for which Executive is entitled to be reimbursed under Section 6 of this Agreement.

          (c)     Death  or  Disability. Executive's employment with the Company
                  ---------------------
shall terminate upon the death or Disability (as hereinafter defined), of Executive. Such termination of employment shall be effective as of the date of Executive's death, or in the event of Executive's Disability, upon the Company's giving Executive written notice thereof. In the event of such termination of employment due to death or Disability, Executive (or his estate or other designated beneficiary upon his death) shall be entitled to receive: (i) his Annual Salary and accrued expense reimbursements earned or accrued through the effective date of the termination of Executive's employment, (ii) any incentive compensation payments to which Executive is entitled as of the effective date of the termination of Executive's employment; and (iii) such payments, if any, as may be provided for pursuant to all Fringe Benefit programs in which Executive is participating as of the effective date of the termination of Executive's employment. All such Annual Salary, incentive compensation and/or Fringe Benefit payments payable upon termination of Executive's employment as aforesaid shall be paid at or following the date of such termination of employment in accordance with the Company's normal policies.

          (d)     Termination  by  Executive  for Good Reason.   Executive shall
                  -------------------------------------------
have the right to terminate his employment hereunder for Good Reason (as defined below), if (A) Executive shall have given the Company prior written notice of the reason therefor and (B) a period of thirty (30) days following receipt by the Company of such notice shall have lapsed and, except for the occurrence of a Change of Control (as hereinafter defined), the matters which constitute or give rise to such "Good Reason" shall not have been cured or eliminated by the Company; provided, however if such matters are of a nature that the same cannot
          --------  -------
be cured or eliminated within such thirty (30) day period, such period shall be extended for so long as the Company shall be endeavoring in good faith to cure or eliminate such matters, provided, further, however, that for the first such
                             --------  -------  -------
failure during each calendar year during the Term, the Company shall have thirty
(30) days after receipt of written notice of such failure to cure such failure, and thereafter during that calendar year no such notice and cure period shall be given. In the event the Company shall not take such actions within such period, Executive may send another notice to the Company electing to terminate his employment hereunder and, in such event, Employee's employment hereunder shall terminate and the effective date of such termination of employment shall be the third business day after the Company shall have received such notice. In the event of any such termination of employment, Executive shall be entitled to receive the same payments and benefits, subject to the same conditions and limitations, as provided in Section 12(a) hereof.

          (e)     Termination by Executive without Good Reason.  Executive shall
                  --------------------------------------------
have the right to terminate his employment hereunder without Good Reason by giving the Company thirty (30) days prior written notice to that effect. Such termination of employment shall be effective on the date specified in such notice. In the event of such termination of employment, then the Company shall pay to Executive: (i) his unpaid Annual Salary through the effective date of such termination of employment, and (ii) any business expenses remaining unpaid on the effective date of such termination of employment for which Executive is entitled to be reimbursed under Section 6 of this Agreement.

          (f)     Expiration  of  the Term.  Upon the termination of Executive's
                  ------------------------
employment at the Expiration Date, Executive shall be entitled to receive: (i) his Annual Salary and accrued expense reimbursements earned or accrued through the effective date of such termination of Executive's employment, (ii) any incentive compensation payments to which Executive is entitled as of the effective date of such termination of Executive's employment; and (iii) such payments as may be provided for pursuant to all Fringe Benefit programs in which Executive is participating as of the effective date of the termination of Executive's employment. All such Annual Salary, incentive compensation and/or Fringe Benefit payments payable upon termination of Executive's employment as aforesaid shall be paid at or following the date of such termination of employment in accordance with the Company's normal policies.

          (g)     Definitions:
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               (i)    "Cause" shall  mean: (A)  theft,  embezzlement,  fraud  or misappropriation of funds of the Company; (B) conviction of a felony or other crime involving moral turpitude; (C) chemical or alcohol dependency which adversely affects performance of Executive's duties; (D) failure to substantially perform (other than as a result of physical or mental illness) the duties required under Section 2 hereof in any material manner, provided, however, that for the first such failure during each calendar
     --------   -------
     year during the Term, Executive shall have thirty (30) days after receipt of written notice of such failure to cure such failure, and thereafter during that calendar year no such notice and cure period shall be given;
     (E) a material breach or violation by Executive of Sections 7, 8, 9 or 10 hereof; (F) the Company is convicted of any criminal felony liability due to actions taken or failed to be taken by Executive without the consent of the Company; and (G) failure of Executive (other than as a result of physical or mental illness) to devote substantially all of his working time to the performance of his duties required hereunder, provided, however,
                                                             --------   -------
     that for the first such failure during each calendar year during the Term, Executive shall have thirty (30) days after receipt of written notice of such failure to cure such failure, and thereafter during that calendar year no such notice and cure period shall be given.

               (ii)     "Change  of  Control"  means:

               (A) The consummation by the Company of a merger, consolidation or other reorganization if the percentage of the voting common stock of the surviving or resulting entity held or received by all persons who were owners of common stock of the Company immediately prior to such merger, consolidation or reorganization is less than 50.1% of the total voting common stock of the surviving or resulting entity outstanding, on a fully diluted basis, immediately after such merger, consolidation or reorganization and after giving effect to any additional issuance of voting common stock contemplated by the plan for such merger, consolidation or reorganization; or

               (B) A majority of the directors of the Company are persons other than persons (i) for whose election proxies have been solicited by the Board, or (ii) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by the death or resignation (but not removal) or to fill newly-created directorships, but excluding for purposes of this clause (ii) any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Securities Exchange of 1934, as amended (the "Exchange Act")), or other actual or threatened solicitation of proxies or consents; or

               (C) The acquisition by any person or group (other than (i) Executive, or (ii) a group composed solely of persons designated as proxy-holders in connection with a solicitation by or on behalf of the Company's management or directors) of ownership or voting rights (including voting rights pursuant to any revocable or irrevocable proxy) of a number of shares of the Company's voting common stock equal to the number of shares of the Company's voting common stock constituting 50.1% of the number of such shares actually voting in the election of directors of the Company at the most recent meeting of shareholders of the Company, and such person or group has made a filing under Section 13(d) of the Exchange Act affirmatively stating such persons' or groups' intent to change control of the Company; or

               (D) The sale of all or substantially all of the assets of the Company to another corporation or enterprise that is not a subsidiary, direct or indirect, or other affiliate of the Company if such other corporation or enterprise does not make arrangements with Executive satisfactory to Executive for his employment by such other corporation or enterprise.

          (iii) "Disability" shall mean that, as a result of Executive's incapacity due to physical or mental illness (as determined by a physician mutually acceptable to the Company and Executive), Executive shall have been absent from, or does not perform, his duties as described hereunder on a substantially full-time basis for 75 days during any consecutive 150 day period during the Term, and within ten (10) days after the Company notifies Executive in writing that it intends to replace him, shall not have returned to the performance of such duties on a full-time basis.

          (iv) "Good Reason" shall mean the  occurrence of any of the following:
     (A) a material breach by the Company in the performance of its obligations hereunder and the Company's failure to cure said breach within thirty (30) days after receipt of written notice of such breach; provided, however if
                                                           --------   -------
     such matters are of a nature that the same cannot be cured or eliminated within such thirty (30) day period, such period shall be extended for so long as the Company shall be endeavoring in good faith to cure or eliminate such matters, provided, further, however, that for the first such failure
                    --------   -------  -------
     during each  calendar  year during the Term,  the Company shall have thirty
     (30) days after receipt of written notice of such failure to cure such failure, and thereafter during that calendar year no such notice and cure period shall be given; or (B) the occurrence of a Change of Control provided Executive elects, within one hundred thirty five (135) days after the effective date of such Change of Control, to terminate his employment hereunder; said election to be evidenced by written notice of same from Executive to the Company within said one hundred thirty five (135) day period; or (C) the Company requests Executive to relocate to an office outside the St. Louis metropolitan area.

     13. Arbitration of Disputes. The Executive and the Company shall resolve any claim, controversy or dispute whether concerning, arising out of, or relating to this Agreement, the employment relationship between the parties or alleging the violation of either a statutory or common law duty or both, by arbitration, except for the remedy at law or in equity as provided for in paragraph 11 herein which the Company may determine to be enforced by any court having applicable jurisdiction. Executive or the Company shall invoke this right to arbitrate any such claim, controversy or dispute only after first attempting to resolve it through the exhaustion of any Executive problem solving policy that the Company may establish from time to time without obtaining a satisfactory result. The Missouri Uniform Arbitration Act in effect when any arbitration occurs shall govern the procedures of any arbitration between the parties. Any arbitration held in accordance with this paragraph shall take place in St. Louis, Missouri, and shall be conducted by a single arbitrator.

     The arbitrator may award full reimbursement to the prevailing party for out-of-pocket expenses and losses, including, without limitation, reasonable attorneys' fees, costs, and expenses arising from the preparation and arbitration of the dispute. "Prevailing party" within the meaning of this section includes, without limitation, a party who (i) agrees to dismiss an action upon the other party's payment of all or a substantial portion of the sums allegedly due or the other party's substantial performance of the covenants allegedly breached, or (ii) who obtains substantially the relief sought by it.

     14. Prior Agreements. Executive represents and warrants to the Company that Executive is not presently a party to any agreement containing a non-competition provision or other restriction with respect to: (a) the nature of any services or business that Executive is entitled to perform or conduct for the Company, or (b) the disclosure or use of any information which directly or indirectly relates to the nature or business of the Company or the services to be rendered by Executive to the Company. Executive further certifies that he has not disclosed or used, and will not disclose or use during his employment with the Company, any confidential information that he acquired as a result of any previous employment or under a contractual obligation of confidentiality before Executive's employment by the Company.

     15. Notice. Any notice, agreement, or other communication provided for in this Agreement shall be given in writing and will be considered effectively given the day of delivery if sent via an overnight delivery service, the actual time of receipt of a facsimile transmission, or on the third day after mailing is sent by registered or certified mail, postage prepaid return receipt requested and addressed to the parties as follows:

     If  to  the  Company:                    with  a  copy  (which  shall  not
                                              constitute  notice)  to:

     Allied  Healthcare Products, Inc.        Joseph  D.  Lehrer,  Esq.
     1720  Sublette  Avenue                   Greensfelder, Hemker & Gale, P.C.
     St.  Louis,  Missouri  63110             2000  Equitable  Building
     Attn:  Chairman  of  the  Board          10  South  Broadway
     Fax:    (314)  771-1242                  St.  Louis,  Missouri  63102
     Fax:  (314)  241-8624

     If  to  Executive:                       with  a  copy  (which  shall not
                                              constitute  notice)  to:

     Earl  Refsland                           Kenneth  H.  Suelthaus,  Esq.
     7  Algonquin  Woods                      Suelthaus  &  Walsh,  P.C.
     Glendale,  Missouri  63122               7733  Forsyth  Blvd.
                                              St.  Louis,  Missouri  63105
                                              Facsimile:  (314)  727-7166

     or  to another person or address as the Company or Executive may designate.

     16. Governing Law. This Agreement will be governed by, and construed and interpreted according to, the laws and decisions of the State of Missouri without regard to the choice of law provisions thereof.

     17. Counterparts; Facsimile Signatures. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties hereto notwithstanding that all the parties hereto are not signatories to the same counterpart. This Agreement and any other document to be executed in connection herewith may be delivered by facsimile and documents delivered in such manner shall be binding as though an original thereof had been delivered.

     18. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous communications, agreements, understandings and assurances, whether oral or written. This Agreement may not be changed, amended, or modified, except in writing signed by all of the parties hereto.

     19. Assignability. This Agreement shall inure to the benefit of the Company and its successors and assigns. This Agreement is a personal services agreement and may not be assigned or transferred by Executive.

     20. Severability. If any provision contained in this Agreement is held to be invalid or unenforceable, that provision will be severed from this Agreement and that invalidity or unenforceability will not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and affect; provided, however, if any invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, that provision will be deemed to have been modified to the extent necessary so as to be valid and enforceable to the maximum extent permitted by law.

     21. Non-Waiver. Failure to enforce any of the provisions of this Agreement at any time shall not be interpreted to be a waiver of such provision or to affect either the validity of this Agreement or the right of either party thereafter to enforce each and every provision of this Agreement.

     22. Consent to Jurisdiction. In connection with the enforcement of the Company's rights and remedies under Section 11 hereof, Executive hereby irrevocably submits to the jurisdiction of the Circuit Court of the County of St. Louis, Missouri, and Executive hereby irrevocably consents to personal jurisdiction in, and agrees that all claims in respect to such action or proceeding may be heard and determined in, any such court as selected by the Company. Executive hereby irrevocably waives any objection he may have to the jurisdiction or venue of any such action or proceeding and any objection on the grounds that any such action or proceeding in any such court has been brought in an inconvenient forum. Nothing within this paragraph shall affect the Company's right, to bring any action or proceeding arising out of or relating to the enforcement of the Company's rights and remedies under Section 11 hereof against Executive in any court of competent jurisdiction.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

ALLIED  HEALTHCARE  PRODUCTS,  INC.          EXECUTIVE


By:     /s/  John  D.  Weil                         /s/  Earl  R.  Refsland
        -------------------                         -----------------------
Name:        John  D.  Weil                              Earl  Refsland
Title:       Chairman of the Board

                        ALLIED HEALTHCARE PRODUCTS, INC.
                        1999 INCENTIVE STOCK OPTION PLAN

                                 August 24, 1999

Mr.  Earl  Refsland
Allied  Healthcare  Products,  Inc.
1720  Sublette  Avenue
St.  Louis,  Missouri  63110

                 RE:     1999  INCENTIVE  STOCK  OPTION

Dear  Mr.  Refsland:

     I am pleased to inform you that Allied Healthcare Products, Inc. (the "Company") has granted you a non-qualified stock option under the Allied Healthcare Products, Inc. 1999 Incentive Stock Plan (the "Plan") to purchase 542,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Option Shares") at a price of $ 2.00 per share (the "Exercise Price"), subject to the Plan and the provisions set forth below.

     This option is granted to you as part of the Company's compensation program for key employees. The purpose of the Plan is to allow certain key employees, upon whose efforts the Company is dependent for the successful conduct of its business, to derive financial benefit from appreciation in the value of the Company's stock and to encourage them to take a proprietary interest in the Company and remain in its employ. You are under no obligation to exercise this option.

     Should you exercise your option you will be taxed (including withholding taxes) on the difference between the fair market value and the exercise price and your tax basis will be equal to fair market value on the date of exercise. If you subsequently dispose of the stock, you will be taxed to the extent the sales proceeds exceed the fair market price on the date of exercise.

     Subject to compliance with the terms and conditions of this letter and the Plan, you will become entitled to exercise your option with respect to the number of Option Shares and as of the dates indicated in the following vesting schedule:

     DATE OPTION BECOMES EXERCISABLE         NUMBER OF OPTION SHARES

     December  7,  1999                              33,875
     March  7,  2000                                 33,875
     June  7,  2000                                  33,875
     September  7,  2000                             33,875
     December  7,  2000                              33,875
     March  7,  2001                                 33,875
     June  7,  2001                                  33,875
     September  7,  2001                             33,875
     December  7,  2001                              33,875
     March  7,  2002                                 33,875
     June  7,  2002                                  33,875
     September  7,  2002                             33,875
     December  7,  2002                              33,875
     March  7,  2003                                 33,875
     June  7,  2003                                  33,875
     September  7,  2003                             33,875

     The option will expire at the close of business on August 23, 2009, to the extent not exercised and the Plan provides that the option may expire at an earlier date in the event of a termination of your employment with the Company. As provided in the Plan, in the event that you terminate employment with the Company and, within six months thereafter, become employed by a competing entity or you violate any restrictive covenant set forth in that certain Employment Agreement dated August 24, 1999 (the "Employment Agreement") between you and the Company, the Company will have the right to reacquire certain shares resulting from your exercise of the option at a price equal to the Exercise Price; provided, however, the Company's right to reacquire certain shares resulting
--------   -------
from your exercise will not exist if the termination of your employment occurs as a result of a Change of Control (as defined in the Employment Agreement). Further, in the event of any such Change of Control, or the termination of Executive's employment by the Company without Cause (as defined in the Employment Agreement), or the termination of Executive's employment by Executive for Good Reason (as defined in the Employment Agreement), or in the event of your death or Disability (as defined in the Employment Agreement) or in the event the Company pays any cash dividends in respect of its issued and outstanding Common Stock, then all shares to which this option relates shall immediately vest in full and will be exercisable until the earlier of: (i) thirty (30) days following your termination of employment with the Company
(other than for "Cause", as defined in the Employment Agreement, in which case the option granted hereby shall expire), or (ii) the expiration date set forth above.

     To exercise your option (or any part thereof), you should forward the letter in substantially the form of Exhibit A attached hereto and incorporated
                                      ---------
herein by this reference to the Company, containing the information and payment required thereby. In addition to payment of the Exercise Price, and prior to issuance of any shares of common stock hereunder, you are required to deposit with the Company an amount equal to any federal or state income withholding tax arising from such exercise. No shares shall be issued until full payment therefor, including any associated taxes, has been made.

     Please note that, although you must return a signed copy of this letter in order to validate your option, that act does not constitute the exercise of this option nor does it in any way obligate you to exercise the option.

     This letter constitutes an Incentive Stock Option Agreement between you and the Company and incorporates the Plan by reference. Please indicate your agreement to the terms and conditions set forth in this letter and in the Plan by signing the accompanying copy of this letter in the space indicated below and returning it to the Company, Attention: John D. Weil by September 30, 1999. No part of this option is exercisable until a signed copy of this letter is received by the Company.

                                   Very  truly  yours,

                                   /s/  John  D.  Weil
                                   -----------------------------
                                        John  D.  Weil
                                        Chairman  of  the  Board

Enclosure:  Copy  of  the  Allied  Healthcare Products 1999 Incentive Stock Plan


     The undersigned hereby acknowledges receipt of the foregoing letter and Plan and agrees to be bound by all of the terms and conditions set forth in this letter and in the Plan.

September  15,  1999               /s/  Earl  R.  Refsland
--------------------               -----------------------
(Date)                              (Signature)

                                    EXHIBIT A



Allied  Healthcare  Products,  Inc.
1720  Sublette  Avenue
St.  Louis,  Missouri  63110
Attn:  Chairman

       Re:     EXERCISE  OF  1999  INCENTIVE  STOCK  OPTION

Gentlemen:

     I hereby exercise the Option granted to me under the Incentive Stock Option Agreement dated ___________________, to purchase ______ shares of Allied Healthcare Products, Inc. common stock, $0.01 par value per share (the "Common Stock"), with respect to _______ shares of Common Stock for an aggregate purchase price of $_________. As consideration for such shares, I have enclosed payment in the amount of $__________.

     I understand that I am required to deposit with the Company the amount of federal and/or state income withholding tax arising from such exercise. Upon receipt of this letter, the Company will advise me of the amount of such taxes, and I agree to promptly, and not more than two business days thereafter, deposit the same with the Company.

     I agree that failure to deposit the amount of taxes required by the Company within the time required thereby shall render this exercise null and void. I also understand and agree that no shares will be issued until full payment therefor, including any associated taxes, has been made.

     Upon your receipt of full payment as aforesaid, please issue in my name and send the certificates representing the shares purchased by my exercise of this Option to me at the address indicated below.



Date:_________________        _______________________________
                              Optionee,  ____________________
                              _______________________________
                              _______________________________
                              _______________________________
                              Address